Exhibit 99.1

WRITTEN CONSENT OF THE SOLE MEMBER OF THE BOARD OF
DIRECTORS OF
TACTICAL AIR DEFENSE SERVICES, INC.

The undersigned, being the sole member of the Board of Directors of Tactical Air Defense Services, Inc., a Nevada corporation (the “Corporation”), hereby consents to the adoption of the following resolution by written consent this 10 July 2009.

BE IT RESOLVED, that the sole member of the Board of Directors of the Corporation hereby appoints Michael Cariello and Alexis Korybut to the Board of Directors of the Corporation, and further appoints Alexis Korybut as Chief Financial Officer of the Corporation.

BE IT FURTHER RESOLVED that the Directors of this Corporation are empowered and directed, in the name of and on behalf of this Corporation, to execute and sign this resolution; and the Officers of this Corporation are empowered and directed in the name of and on behalf of this Corporation to execute and deliver all documents, to make all payments, and to perform any other act as may be necessary from time to time to carry out the purposes and intent of these resolutions.  All such acts and doings of the Officers of this Corporation consistent with the purpose of this resolution is hereby authorized, approved, ratified, and confirmed in all respects.

Dated: 10 July 2009

Mark Daniels, Sole Director